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Exhibit 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Floor
New York, NY 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

October 25, 2012
Synergy Pharmaceuticals Inc. 420 Lexington Avenue, Suite 1609 New York, New York 10170
    Re:
    Registration Statement on Form S-4 of Synergy Pharmaceuticals Inc.

Ladies and Gentlemen:

        We are acting as counsel for Synergy Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 29,935,528 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Company Common Stock"), proposed to be issued by the Company pursuant to the Agreement and Plan of Merger, dated as of July 20, 2012, as amended on October 15, 2012 (as the same may be amended from time to time, the "Merger Agreement"), by and between the Company and Callisto Pharmaceuticals, Inc., a Delaware corporation ("Callisto"), which provides for the merger of Callisto with and into the Company, with the Company as the surviving corporation (the "Merger"). The Merger Agreement also provides for (i) the cancellation and automatic conversion of each share of Callisto issued and outstanding common stock into the right to receive the merger consideration, which consists of Company Common Stock, (ii) the cancellation of 22,295,000 shares of Company Common Stock held by Callisto and all outstanding warrants to purchase Callisto common stock and (iii) the assumption by Synergy of each option exercisable for shares of Synergy common stock, whereupon each assumed option will be exercisable for shares of Company Common Stock as described in the Merger Agreement. The Shares are included in a registration statement on Form S-4 under the Securities Act, originally filed with the Securities and Exchange Commission (the "Commission") on October 23, 2012 (as the same may be amended from time to time, the "Registration Statement"), to which this opinion has been filed as an exhibit.

        In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

        In making our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to all authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the legal capacity of natural persons, and the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, agreements, instruments and other documents we have reviewed. In our examination of documents executed by parties other than Synergy, we have assumed that such parties had, have or will have all requisite power and authority to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action and the due execution and delivery by such parties of all such agreements, instruments and other documents and the validity and binding effect thereof. As to any facts material to this opinion which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Synergy and others.

        Our opinion is limited to applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law") and judicial decisions interpreting Delaware Law. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualifications of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

        Based upon the foregoing, it is our opinion that, following (i) effectiveness of the Registration Statement under the Securities Act, (ii) effectiveness of the Merger under Delaware Law and (iii) issuance of the Shares in accordance with the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Sichenzia Ross Friedman Ference LLP Sichenzia Ross Friedman Ference LLP

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  Exhibit 5.1
SICHENZIA ROSS FRIEDMAN FERENCE LLP 61 Broadway, 32nd Floor New York, NY 10006 Telephone: (212) 930-9700 Facsimile: (212) 930-9725